UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On September 19, 2017, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of FibroGen, Inc. (the “Company”), the Board appointed Gerald Lema as a Class III director of the Company, effective September 19, 2017.

Mr. Lema will hold office for the term expiring at the Company’s 2020 annual meeting of stockholders. Mr. Lema will receive compensation as a non-employee director of the Company under the Company’s Non-Employee Director Compensation Policy, as amended, filed as Exhibit 10.4 with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2016. Under the Non-Employee Director Compensation Policy, Mr. Lema received two option grants to purchase a total of 20,614 shares of the Company’s common stock with an exercise price of $53.50 per share.

Mr. Lema and the Company have also entered into the Company’s standard Indemnity Agreement, effective September 19, 2017, a form of which is filed as Exhibit 10.26 with the Company’s registration statement on Form S-1, as amended, filed with the SEC on October 23, 2014.

A copy of the Company’s press release announcing Mr. Lema’s appointment to the Board is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release titled “FibroGen Appoints Gerald Lema to Board of Directors” dated September 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: September 19, 2017	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Counsel